UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza,
51st Floor
New York, New York	10119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Term Loan Credit Agreement with Star Holdings

On September 29, 2026, Safehold Inc. (the “Company”), as lender, entered into an amendment (the “Third Amendment”) to its previously disclosed term loan credit agreement, dated March 31, 2023, amended on October 4, 2023, and further amended on March 28, 2025, with Star Holdings, as borrower. The Third Amendment, among other things: (i) extends the maturity date of the underlying term loan facilities by one year, to March 31, 2029, with the option for Star Holdings to extend the maturity date to September 30, 2029, subject to the satisfaction of certain conditions, including the payment of an extension fee equal to 0.5% of the then outstanding loans, and with the interest rate on outstanding borrowings increasing 1.0% per annum during the extension period; (ii) permits Star Holdings to make one or more voluntary prepayments of up to $50.0 million in the aggregate, plus the amount of any restricted cash held by the margin loan lender on its margin loan facility that is currently secured by all of the shares of Safehold common stock owned by Star Holdings; and (iii) provides a new restricted payments basket that will permit Star Holdings to repurchase up to $10.0 million of its common shares for cash after it has prepaid its margin loan facility by at least $40.0 million (exclusive of prepayments using restricted cash held by the margin loan lender). Star Holdings has agreed that it will not make any additional borrowings under the margin loan facility. In connection with the Third Amendment, Star Holdings paid the Company a maturity extension fee of $2.4 million. As of September 29, 2026, the outstanding term loan had a principal balance of $115.0 million and no outstanding borrowings on the incremental facility.

The description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Agreement with Star Holdings

On September 29, 2026, Safehold Management Services Inc. (the “Manager”), a wholly-owned subsidiary of the Company, entered into an amendment to its previously disclosed management agreement, dated March 31, 2023 and amended on March 28, 2025, with Star Holdings (the “Second Amendment,” and the management agreement, as amended, the “Management Agreement”) pursuant to which (i) the management fee payable in respect of the annual terms running from April 1, 2027 through March 31, 2028 and April 1, 2028 through March 31, 2029 will be subject to minimum quarterly amounts of $1.25 million and $625,000, respectively; (ii) the “Termination Fee” payable to the Manager in certain circumstances has been increased from $55.0 million to $62.5 million, in each case less the aggregate amount of management fees paid prior to the termination date; and (iii) the period during which a termination of the Management Agreement by Star Holdings without cause would require payment of the Termination Fee has been extended to March 31, 2029.

The description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of September 29, 2026, between Safehold Inc., as lender, and Star Holdings, as borrower.

10.2	Second Amendment to Management Agreement, dated as of September 29, 2026, between Safehold Management Services Inc. and Star Holdings.

104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	October 2, 2026	By:	/s/ BRETT ASNAS
Brett Asnas Chief Financial Officer